CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 11, 2014, with respect to the consolidated financial statements and schedules included in the Annual Report of NorthStar Real Estate Income Trust, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of NorthStar Real Estate Income Trust, Inc. on Form S-3 (File No. 333-189769), effective July 3, 2013, pertaining to the Distribution Reinvestment Plan.
/s/ GRANT THORNTON LLP
New York, New York
March 11, 2014